                                                                    EXHIBIT 10.2

                      THIRD AMENDMENT TO LEASE AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") is entered into by and between DAVID A. SABEY AND SANDRA L. SABEY, husband and wife
("Landlord") and CELL THERAPEUTICS, INC., a Washington corporation ("Tenant"), with respect to the following facts:

                                   RECITALS
                                   --------

     A. Landlord and Tenant are parties to that certain: 1) Lease Agreement dated March 27, 1992, as amended, modified or supplemented by the certain First Amendment to Lease Agreement dated March 31, 1993, Second Amendment to Lease Agreement dated October 13, 1993; and 2) the Assignment of Lease dated April 23, 1993, whereby Tenant was assigned and assumed certain space in the Building (collectively the "Lease Agreement"). Defined terms used herein, unless otherwise expressly defined, shall have the meaning as set forth in the Lease Agreement.

     B. Pursuant to Section 47 of the Lease Agreement (as added by the First Amendment to the Lease Agreement), Landlord shall deliver and Tenant shall take possession of the Additional Expansion Space upon the expiration of the current tenant's lease of the Additional Expansion Space. Landlord has notified Tenant of the availability of Additional Expansion Space and Tenant has notified Landlord of its acceptance of the Additional Expansion Space.

     C. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant, certain trade fixtures, equipment and improvements ("Trade Improvements"), currently located in the Additional Expansion Space.

     D. Landlord and Tenant are executing this Amendment to acknowledge specific terms of Tenant's lease of the Additional Expansion Space, lease of Trade Improvements in the Additional Expansion Space and to further amend the Lease in accordance with terms set forth herein below.

                                  AMENDMENTS
                                  ----------

     NOW THEREFORE, in consideration of the mutual covenants of the parties, Landlord and Tenant hereby agree as follows:

1. Premises. Paragraph 1.b of the Lease Agreement is hereby amended in its entirety to read as follows:

     b.   Premises: The premises shall consist of:

          . a Storage Area (approximately 3,410 net rentable square feet), Maintenance Office Space (398 square feet), and Storage Tank Space (64 square feet), located in the north garage servicing the Building as outlined on the attached floor plan, Exhibit A-1;

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          .  the Third (3rd) Floor (23,162 net rentable square feet, which includes 17,372 net rentable square feet, which for purposes of this Lease Agreement is referred to as the "Tenant Space", and 5790 net rentable square feet, which is the Additional Expansion Space), located in the Building as outlined on the attached floor plan, Exhibit A-4;

          . the Fourth (4th) Floor (18,304 net rentable square feet) located in the Building as outlined on the attached floor plan, Exhibit A-5; and

          . the Fifth (5th) Floor (18,304 net rentable square feet) located in the Building as outlined on the attached floor plan, Exhibit A-6.

     Upon execution of this Third Amendment, Tenant shall occupy a total of 60,977 net rentable square feet in the Building (Premises Area). This includes 1,207 net rentable square feet on the First (1st) Floor ("Hazardous Material Space"), located in the Building as outlined on the attached floor plan, Exhibit A-2, and the subject of an Assignment of Lease, dated April 23, 1993, between Tenant and Manlove Travel, Inc. The above total 60,977 net rentable square feet excludes the Storage Area, Maintenance Office Space and Storage Tank Space, specified above.

 2. Percentage of Building. Paragraph 1.c. is amended in its entirety to read as follows:

     c. Tenant's Percentage of the Building: Tenant's percentage of the Building shall mean forty-six and six tenths percent (46.6%), calculated by dividing the Premises Area (60,977 net rentable square feet) by the area of the Building (130,949 square feet).

 3. Base Rent: Paragraph 1.h.(i) is amended in its entirety to read as follows:

     h. Annual Base Rent: Beginning on August 1, 1996, and continuing until the fifth (5th) anniversary of the Rent Commencement Date (January 31,
          1998), the Annual Base Rent shall be as follows:

           SPACE ID                           NET RENTABLE     ANNUAL RATE     ANNUAL BASE RENT
           Storage Area                           3,410             $10          $   34,100.00
           Maintenance Space                        398             $10          $    3,980.00
           Tank Storage Space                        64               0                      0
           1st Floor - Hazard. Mat. Space         1,207             $16          $   19,312.00
           3rd Floor - Tenant Space              17,372             $16          $  277,952.00
           3rd Floor - Additional Exp. Space      5,790             $16          $   92,640.00
           4th Floor                             18,304             $16          $  292,864.00
           5th Floor                             18,304             $16          $  292,864.00
                                                 =============================================
                                    TOTALS:      64,849                          $1,013,712.00


          Beginning on February 1, 1998 and continuing until the Expiration Date (January 31, 2003), the Annual Base Rent Shall be as follows:

           Space ID                             Net Rentable     Annual Rate      Annual Base Rent
           Storage Area                             3,410            $12           $   40,920,00
           Maintenance Space                          398            $12           $    4,776.00
           Tank Storage Space                          64              0                       0
           1st Floor - Hazard. Mat. Space           1,207            $18           $   21,726.00
           3rd Floor - Tenant Space                17,372            $18           $  312,696.00
           3rd Floor - Additional Exp. Space        5,790            $18           $  104,220.00
           4th Floor                               18,304            $18           $  329,472.00
           5th Floor                               18,304            $18           $  329,472.00
                                                   =============================================
                                   TOTALS:         64,849                          $1,143,282.00

          Commencing August 1, 1996, the Annual Base Rent shall be paid in twelve (12) equal installments on or before the first (1st) day of each month during the Lease Term.

 4. Additional Expansion Space. Section 47 of the Lease Agreement shall be amended in its entirety to read:

 47.  Additional Expansion Space.

      a. Tenant Occupancy. Landlord shall deliver the Additional Expansion Space to Tenant on September 1, 1996; provided, however, Tenant may enter the Expansion Space prior to the delivery date for the purposes of architectural, design or engineering review. Landlord's delivery of the Additional Expansion Space shall be in it's "AS IS" condition as of the date of delivery and Landlord shall not be required to make alterations, additions, or improvements to the Additional Expansion Space; except that Landlord shall seal the stairwell presently located within the Additional Expansion Space, eliminating access between the second floor and the Additional Expansion Space.

      b. Base Service Year. For purposes of determining Additional Rent for the Additional Expansion Space, the Additional Expansion Space shall have a Base Service Year of 1992.

      c. Trade Improvements. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord, the Trade Improvements serving the Expansion Space all on the following terms and conditions:

          i. Term. Tenant shall lease from Landlord the Trade Improvements commencing on September 1, 1996, and terminating on the Expiration Date, unless earlier terminated in accordance with the Lease. It is the intent of the parties that the term of the lease for the Trade Improvements be co-terminous with the lease of the Premises.

     ii. Condition and Uses. Landlord shall deliver the Trade Improvements in their "AS IS, WHERE IS" condition, without representation or warranty of any kind whatsoever, whether express or implied, including without limitation, warranty for habitability, suitability or for particular use and Landlord shall not be required to make any allegations, repairs or improvements to the Trade Improvements. Notwithstanding the foregoing, Landlord represents to Tenant that to the best of their knowledge, the Trade Improvements have been adequately maintained and repaired by the prior tenant and owner, Oncomembrane, Inc. and is in reasonably good working order, normal wear and tear excepted. Tenant hereby agrees that with respect to its use of the Personal Property, it will comply with all of the terms of the Lease, including without limitation, Section 6 of the Lease.

     iii. Repair, Maintenance and Alterations. Tenant hereby agrees to maintain and repair, at Tenant's sole cost and expense, the Trade Improvements at all times during the term hereof. Tenant shall maintain the Trade Improvements at all times in good repair. Tenant shall make no alterations or modifications to the Trade Improvements without the prior written consent of the Landlord. In addition to the foregoing, Tenant agrees that all other terms and conditions of the Lease shall apply to the Trade Improvements and its repair or maintenance, unless directly contrary to the foregoing terms in this paragraph.

     iv. Taxes and Insurance. Tenant shall pay, before delinquency any and all Real Property Taxes (as defined in the Lease) on the Trade Improvements and provide Landlord with evidence of such payment. Tenant shall maintain Liability and property damage insurance on the Trade Improvements at all times during the term hereof in accordance with the requirements of Section 16 of the Lease.

     v. Removal of Property and Surrender. Tenant shall not remove the Trade Improvements from the Premises without the prior written consent of the Landlord. Upon termination of the Lease, Tenant shall surrender the Trade Improvements to the Landlord in good working condition and repair, normal wear and tear excepted.

d. Mechanical System. The Additional Expansion Space is serviced by mechanical and physical systems (collectively, "Mechanical System"), specifically air handling unit(s), boilers, chillers, natural gas, electricity and vacuum that also will continue to provide service to the first and second floors of the Building. Notwithstanding the terms of this paragraph, Tenant shall continue to be responsible for maintaining mechanical equipment (e.g., air handling unit and exhaust fans) located in the small mechanical room on the roof of the second floor of the Building which services the Organic Chemistry Lab of the Additional Expansion Space (labeled "OCL" on Exhibit A-4).

          Tenant agrees to an equitable allocation of the costs and expenses of maintaining, repairing and replacing the Mechanical System between Tenant and first and second floor tenants, on a pro-rata, square footage basis, so long as the Mechanical System serves the first and second floors and the Additional Expansion Space. Landlord and Tenant agree to cooperate in good faith to work with the first and second floor tenant with respect to the equitable allocation of costs and expenses and the use of the Mechanical System by the first and second floor tenant. Tenant acknowledges that the first or second floor tenant (currently Pathogenesis Inc.) shall maintain, repair and replace the Mechanical System for the benefit of Tenant and the first or second floor tenant. Tenant shall reimburse Pathogenesis Inc., the successor first or second floor tenant or Landlord (in the event Landlord has undertaken maintenance and repair responsibility) on a pro-rata square foot basis, for any and all maintenance, repair or replacement costs. Tenant shall pay Pathogenesis, Inc. (or the party maintaining the Mechanical System) such costs on a monthly basis based on estimates. All costs and expenses shall be reconciled on an annual basis.

          Tenant shall have the option of disconnecting certain of the Mechanical Systems servicing the Additional Expansion Space and instead servicing all or a portion of the Additional Expansion Space with Tenant's mechanical systems currently servicing other space in the Building leased by Tenant under the lease. In such event, tenants pro-rata square footage allocation of costs for maintaining and repairing the Mechanical Systems shall be reduced accordingly.

 5.   Parking:  Paragraph l.j. is amended in its entirety to read as follows:

      j. Parking: Tenant shall lease 82 parking stalls (plus 1 additional space for each 750 feet of expansion space) in and under cover of the Building, or in the adjacent building commonly known as the P-I Building, on an unassigned basis at $100.00 per space and adjusted to the prevailing monthly market rates as established by Landlord every three (3) years. Landlord will, if reasonably possible, accommodate Tenant's preference as to location of the parking stalls. The leasing of parking stalls by Tenant shall be subject to such rules and regulations as Landlord or its parking operator may adopt from time to time. Landlord shall also assist Tenant in locating twenty-five (25) additional parking stalls located within one block of the Building (plus 1 additional space for each 750 feet of expansion space). These additional stalls shall be provided at Tenant's sole cost and expense.

 6. Miscellaneous. The additional Expansion Space shall be subject to all other terms and conditions of the Lease Agreement, including without limitation, the option to extend the Lease Term, determination of Annual Base Rent and Additional Rent during extension terms, Landlords rights to approve build out of the Additional Expansion Space and the terms and conditions with respect to assignment and subletting the Premises.

 7. Amendment. Except as expressly modified and amended herein, the Lease Agreement shall remain in full force and effect.

      DATED this 10 day of September, 1996
                 --        ---------

      LANDLORD:                DAVID A. SABEY AND SANDRA L. SABEY


                               /s/ David A. Sabey
                               -----------------------------------
                               David A. Sabey individually and
                               as attorney-in-fact for
                               Sandra L. Sabey

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )

      On this day personally appeared before me DAVID A. SABEY to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

      DATED this 9 day of Sept., 1996
                 -        -----

                               /s/ Mary A. Hall
                               -----------------------------------
        [SEAL APPEARS HERE]    Notary Public in and for the State of Washington,
                               residing at Seattle
                                           -----------------------.
                               My Commission Expires: 12-19-97
                                                     -------------.
                                            MARY A. HALL
                               -----------------------------------
                                            (print name)

     TENANT:                   CELL THERAPEUTICS, INC.


                               By: /s/ J. Bianco
                                   --------------------
                               Its: President and CEO
                                    -------------------

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )
          ----------

     On this 10th day of September, 1996, before me, the undersigned, a Notary
             ----        ---------
Public in and for the State of Washington, duly commissioned and sworn, personally appeared James A. Bianco, MD, to be known to be the President and CEO
                    -------------------                        -----------------
of the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

     Witness my hand and official seal hereto affixed the day and year first above written.

                               /s/ Sally Teeters
                               ------------------------------------------------
                               Notary Public in and for the State of Washington, residing at Everett
                                           ------------------------------------.
                               My Commission Expires: August 7, 1997
                                                      -------------------------.
                                             Sally Teeters
                               ------------------------------------------------
                                              (print name)